State of Delaware
Secretary of State
Division of Corporations
Delivered 02:24 PM 11/09/2006
FILED 02:25 PM 11/09/2006
SRV 061029707 - 4224189 FILE

CERTIFICATE OF AMENDMENT
OF
KFS AIR MEDICAL LLC

1. The name of the limited liability company is KFS Air Medical LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The Article numbered "FIRST" shall be and read as follows:

The name of the limited liability company is Era Med LLC.

IN WITNESS THEREOF, the undersigned has executed this Certificate of Amendment on this 9th day of November, 2006.

By: Anna Goss

Anna Goss
Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:42 PM 10/04/2006
FILED 04:42 PM 10/04/2006
SRV 060914859 - 4224189 FILE

CERTIFICATE OF AMENDMENT
OF
SEACOR AIR MEDICAL SERVICES LLC

1. The name of limited liability company is SEACOR Air Medical Services LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The Article numbered "FIRST" shall be and read as follows:

The name of the limited liability company is KFS Air Medical LLC.

IN WITNESS THEREOF, the undersigned has executed this Certificate of Amendment on this 4th day of October, 2006.

Offshore Aviation Inc.
as sole member

By: ______________________
Matthew Cenac
Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:10 PM 09/22/2006
FILED 04:10 PM 09/22/2006
SRV 060877346 - 4224189 FILE

CERTIFICATE OF FORMATION
OF
SEACOR AIR MEDICAL SERVICES LLC

FIRST: The name of the limited liability company is SEACOR Air Medical Services LLC.

SECOND: The address of its Registered Agent in the State of Delaware is Suite 804, 1220 N. Market Street in the City of Wilmington, County of New Castle. The name of its Registered Agent at such address is Registered Agents, Ltd.

THIRD: The purpose of the limited liability company shall be to engage in any lawful act or activity for which a limited liability company may be formed under the Limited Liability Company law of the State of Delaware.

FOURTH: The limited liability company shall have perpetual existence.

FIFTH: Management of the limited liability company is vested in the member(s) in accordance with their ownership interests, unless this is varied by the operating agreement. A limited liability company member may not assign, either wholly or partially, the right to participate in management without the written consent of all limited liability company member(s) or as permitted by the operating agreement. From this day hence, the undersigned has fulfilled the duties of Organizer and relinquishes all further duties to the initial Member(s) of SEACOR Air Medical Services LLC. The initial member(s) of the limited liability company shall be:

Offshore Aviation Inc.

SIXTH: The name and mailing address of the person forming this limited liability company at the instruction of its member(s) is as follows:

Stefanie Hernandez
Suite 804, 1220 N. Market Street
Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of SEACOR Air Medical Services LLC on this twenty-second day of September, 2006.

Stefanie Hernandez
Stefanie Hernandez
Organizer